SCUNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

SMART KIDS GROUP, INC.
(Name of Registrant as Specified in its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies (set forth the amount on which the filing fee is calculated and state how it was determined):

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of securities::

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

 SMART KIDS GROUP, INC.

Suite 234, 9768-170 St. Edmonton

AB Canada T5T 5L4

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Alberta, Canada

November 16, 2011

This information statement is being mailed on or about November 16, 2011 to the shareholders of record on November 2, 2011 (the “Record Date”) of Smart Kids Group, Inc., a Florida corporation (the “Company”), in connection with certain actions to be taken by the written consent by shareholders of the Company holding a majority of the voting power of the outstanding shares of Common Stock of the Company, dated as of November 1, 2011. The actions to be taken pursuant to the written consent shall be taken on or about December 6, 2011, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
By: /s/ Richard Shergold
Name: Richard Shergold
Its: President
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NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED NOVEMBER 16, 2011

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of shareholders holding a majority of the voting power of the outstanding shares of Common Stock of the Company dated November 1, 2011, in lieu of a special meeting of the shareholders. Such action will be taken on or about December 6, 2011:

1.        To amend the Company’s Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of Common Stock of the Company at a ratio of 1 for 100 (the “Reverse Split”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 1,800,000,000 shares of Common Stock, of which 1,040,201,672 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of November 1, 2011 have voted in favor of the foregoing proposal by resolution dated November 1, 2011, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

The following shareholders (holding the indicated number of shares) voted in favor of the proposal outlined in this Information Statement:

Shareholder	Class of Stock	Number of Shares	Number of Voting Shares
Richard Shergold	Common Stock	135,645,400	135,645,400
Genuine Publishing	Common Stock	2,882,709	2,882,709
Smart Kids International Holdings, Inc.	Common Stock	56,421,100	56,421,100
Marcel Scherger	Common Stock	12,842,000	12,842,000
1378501 Alberta Ltd.	Common Stock	51,400,000	51,400,000
Lisa Yakiwchuk	Common Stock	26,880,000	26,880,000
Lynda R. Keeton-Cardno	Common Stock	46,882,500	46,882,500
Shareholder Development Group, LLC	Common Stock	30,000,000	30,000,000
Interactive Business Alliance LLC	Common Stock	80,000,000	80,000,000
Stewart Rubens	Common Stock	30,000,000	30,000,000
Peter Kirschner	Common Stock	30,000,000	30,000,000
RKM Capital	Common Stock	35,000,000	35,000,000
OTC Advisors, LLC	Common Stock	30,000,000	30,000,000

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on December 6, 2011.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to shareholders pursuant to Title XXXVI, Section 607.0704 of the Florida Statutes.

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ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on November 2, 2011 (the “Record Date”) of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

Shareholders holding a majority of the voting power of the Company's outstanding Common Stock voted in favor of the corporate matter outlined in this Information Statement, which action is expected to take place on or around December 6, 2011, consisting of effecting a Reverse Split of all of the outstanding shares of Common Stock of the Company (the “Proposal”).

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of Common Stock voted in favor of the Proposal.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Proposal consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. As of the Record Date, 1,040,201,672 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of the voting power of our outstanding stock have voted in favor of the following Proposal:

1.        TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF 1 FOR 100.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the voting power of the shares of our Common Stock outstanding on the Record Date is required for approval of the Proposal. A majority of the voting power of the outstanding shares of Common Stock voted in favor of the Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of November 2, 2011:

·	by each person who is known by us to beneficially own more than 5% of our Common Stock;
·	by each of our officers and directors; and

·	by all of our officers and directors as a group.

Name of Beneficial Owners of Common Stock	Amount and Nature of Beneficial Ownership[1]	% of Common Stock[2]
Richard Shergold	194,949,209[3]	18.7%
Lisa Yakiwchuk	26,880,000	2.6%
Marcel Scherger	64,242,000[4]	6.2%
DIRECTORS AND OFFICERS – TOTAL	286,071,209	27.5%

5% SHAREHOLDERS
Interactive Business Alliance	80,000,000	7.7%
5% SHAREHOLDERS – TOTAL	80,000,000	7.7%
BENEFICIAL OWNERS – TOTAL	366,071,209	35.2%

1.        As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.        The percent of class is based on 1,040,201,672 shares of common stock issued and outstanding as of November 2, 2011.

3.        Mr. Shergold’s ownership includes 2,882,709 and 56,421,100 shares of common stock issued to Genuine Publishing and Smart Kids International Holdings, Inc., respectively. Mr. Shergold exercises sole voting power over the shares as the sole owner in each company.

4.        Mr. Scherger’s ownership includes 51,400,000 shares of common stock issued to 1378505 Alberta Inc. of which he exercises sole voting power over the shares as sole owner of the company.

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 THE PROPOSAL

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF 1 FOR 100.

The proposal is to effect a reverse split of all outstanding shares of the Company's Common Stock by an amendment to the Company's Articles of Incorporation. The amendment would effect a reverse stock split in a ratio of 1 for 100.

Each issued and outstanding share of Common Stock would automatically be changed into a fraction of a share of Common Stock in accordance with the ratio of 1 for 100. The par value of the Common Stock would remain unchanged at $0.0001 per share, and the number of authorized shares of Common Stock would remain unchanged. Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number. The Reverse Split would become effective after the filing the amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Florida and upon the completion of the review and comment process with FINRA.

Reasons for the Reverse Split

The Board of Directors believes that the Reverse Split will provide the Company with greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions and provide a more manageable amount of common shares issued and outstanding allowing the Company’s management to more efficiently manage shareholders’ interests.

To date, there has been limited trading activity in the Company’s stock. However, should the Company’s stock begin to trade on a regular basis, the Board believes that the per-share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Further, analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced or penny stocks. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of these policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. As a result, the Board of Directors believes that the Reverse Split could positively affect the market price of the Company’s stock and help alleviate these concerns. Should the trading activity of the Company’s Common Stock increase, no assurance can be given, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split.

The Common Stock issued pursuant to the Reverse Split will be fully paid and non-assessable. All Common Stock issued pursuant to the Reverse Split will have the same par value, voting rights and other rights as existing holders of Common Stock. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock, which may be issued.

In evaluating the Reverse Split, the Company's Board of Directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

Potential Effects of the Reverse Split

The immediate effect of a Reverse Split would be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Company's Common Stock. However, the effect of any Reverse Split upon the market price of the Company's Common Stock cannot be predicted, and the history of Reverse Splits for companies in similar circumstances is varied. The Company cannot assure you that the trading price of the Company's Common Stock after the Reverse Split will rise at all, or in exact proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the Reverse Split. Also, as stated above, the Company cannot assure you that a Reverse Split would lead to a sustained increase in the trading price of the Company's Common Stock. The trading price of the Company's Common Stock may change due to a variety of other factors, including the Company’s operating results, other factors related to the Company's business, and general market conditions.

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Effects on Ownership by Individual Shareholders

If the Company implements the Reverse Split, the number of shares of Common Stock held by each shareholder would be reduced by dividing the number of shares held immediately before the Reverse Split by one hundred (100) and then rounding up to the nearest whole share. The Reverse Split would affect the Company's Common Stock uniformly and would not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares.

Other Effects on Outstanding Shares

If the Reverse Split were implemented, the rights of the outstanding shares of Common Stock would remain the same after the Reverse Split.

The Reverse Split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed Reverse Split would not affect the registration of the Common Stock under the Securities Exchange Act.

Authorized Shares of Common Stock

The Reverse Split, if implemented, would not change the number of authorized shares of the Company's Common Stock as designated by the Company's Articles of Incorporation, as amended. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance of the Company's Common Stock would increase.

Future Company Use of Authorized Common Stock; Dilutive Effects and Anti-Takeover Effects

The Company currently has authorized (i) Common Stock of 1,800,000,000 shares and approximately 1,040,201,672 shares of Common Stock are issued and outstanding as of the Record Date and (ii) blank check preferred stock of 40,000,000 shares, of which no shares have been issued. Upon the effectiveness of the Reverse Split, the Company’s current issued and outstanding Common Stock will decrease to 10,402,017. Thus, the Reverse Split will result in an increased amount of authorized Common Stock available to the Company’s Board of Directors for future use.

The Company’s Board of Directors does not have to acquire shareholder approval to issue shares of the Company’s available authorized capital stock before or after the Reverse Split. As a result, the Board of Directors has the ability to change the capital structure of the Company in its own discretion. Currently, the Company has the following plans to issue additional shares of its Common Stock. Aside from these expected issuances, the Company has no current plans, arrangements or understandings to issue additional shares of its capital stock.

1.        On October 17, 2011, the Company entered into a merger transaction (the “Merger”) with Paragon GPS Inc., a Delaware corporation (“Paragon”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), as amended on November 4, 2011, by and among the Company, SKGI Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Paragon. Subject to the satisfaction of the closing conditions set forth in the Merger Agreement and upon the closing of the transactions contemplated by the Merger Agreement, the Company will acquire all of the issued and outstanding capital stock of Paragon in exchange for the stockholders of Paragon acquiring approximately 596,321,280 shares (or 5,963,212 post Reverse Split shares) in the Company (the “Merger Shares”).

2.        The Merger Agreement provides for certain “Exempt Issuances” in addition to the Merger Shares that may occur before the closing of the Merger that will both alter the amount of shares that will be issued to Paragon shareholders at closing of the Merger and the amount of shares that the Company currently has issued and outstanding. These Exempt Issuances include i) with respect to Paragon, up to 4,339,872 shares of Paragon Common Stock, which shares shall be convertible to the Company’s Common Stock on a 1:10 basis at any time prior to the Reverse Split or on a 10:1 basis at any time after the Reverse Split, and (ii) with respect to the Company, up to 119,948,328 shares (1,199,484 post Reverse Split shares) of Company Common Stock. These shares are allocated and available to Paragon and the Company for the working capital needs of each company for the next couple months.

The closing of the Merger is subject to certain conditions, including the approval of the transaction by Paragon’s stockholders, no more than 35% of Paragon’s stockholders exercising their dissenters’ rights under Delaware law, Paragon being able to provide compensation to those dissenting shareholders, the receipt by the Company of Paragon’s audited financial statements, and other customary closing conditions. Accordingly, that there can be no assurance that the Merger will be completed.

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The below table depicts the post Reverse Split number of shares that will be issued and outstanding in the Company should the Merger take place with its accompanying issuances of Merger Shares and Exempt Issuances.

Current Issued and Outstanding	With Merger Shares	With Merger Shares and only Paragon Exempt Issuances	With Merger Shares and only Company Exempt Issuances	With Merger Shares and both Paragon and Company Exempt Issuances
10,402,017	16,365,229	16,799,216	17,564,713	17,998,700

Therefore, depending on any of the foregoing scenarios, upon effectiveness of the Reverse Split, the Company will have at least 10,402,017 and up to 17,998,700 shares of common stock issued and outstanding. Because the Company has 1,800,000,000 shares of common stock authorized, this will leave a great number of additional shares available for the Company’s Board of Directors to issue in its discretion for future use. Issuance by the Company of any of these shares of common stock would dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution may be substantial, depending upon the amount of shares issued. These shares of common stock will have voting and other rights identical to those of the currently issued shares of common stock. However, the issuance of additional shares could have a dilutive effect on the voting power of existing shareholders.

Such increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed, that may have material anti-takeover consequences.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

Under Title XXXVI, Section 607.0821 of the Florida Statutes, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or of the committee. Further, under Title XXXVI, Section 607.0704 of the Florida Statutes and the Company’s Articles of Incorporation, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon consented to such action in writing. Under Title XXXVI, Section 607.0725 of the Florida Statutes, the approval of the abovementioned Reverse Split requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders.

On November 1, 2011, the Board of Directors unanimously authorized the Reverse Split and the filing of the Amendment by Written Consent of the Board of Directors.

On November 1, 2011, the holders of 54.6% of the total outstanding Common Stock or 567,953,709 votes ratified the Board of Directors’ Written Consent and further authorized the Reverse Split and the filing of the Amendment by Written Consent of the Majority Shareholders. As of the close of business on November 2, 2011, the Company had outstanding 1,040,201,672 shares of Common Stock carrying a total of 1,040,201,672 votes.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Reverse Split and is furnishing this Information Statement solely for the purpose of informing shareholders of the Reverse Split, in the manner required under the Exchange Act, before the Amendment effectuating the Reverse Split may be filed.

The Reverse Split would become effective after filing the amendment to the Company’s Articles of Incorporation with the Secretary of the State of Florida and upon approval by FINRA of the Reverse Split.

As of the effective date of the Reverse Split, each certificate representing shares of the Company's Common Stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split. All options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date.

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The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into the Company's Common Stock would be notified of the effectiveness of the reverse split. Shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. Instead, the holder of the certificate will be contacted.

No new certificates would be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

The Company will not issue fractional shares in connection with any Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Company's Common Stock would remain unchanged at $0.0001 per share after the Reverse Split. Also, the capital account of the Company would remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the Reverse Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of the shareholder. Each shareholder is urged to consult with the shareholder's own tax advisor with respect to the consequences of the Reverse Split.

No gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split would be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares would include the period during which the shareholder held the pre-split shares surrendered in the Reverse Split.

The Company's beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

Vote Required; Manner of Approval

Approval to amend the Articles of Incorporation to effect a Reverse Split requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Company.

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO AMEND THE ARTICLES OF INCORPORATION TO EFFECT A 1 FOR 100 REVERSE SPLIT.

On November 1, 2011, shareholders holding a majority of the voting power of the outstanding Common Stock of the Company approved an amendment to the Company’s Articles of Incorporation (the “Amendment”), as amended, to replace Article V of the Articles of Incorporation (the “Articles”), in its entirety, which will result in a reverse split of the Company’s issued and outstanding Common Stock on a one for one hundred (1 for 100) basis. The Company currently has authorized (i) Common Stock of 1,800,000,000 shares and approximately 1,040,201,672 shares of Common Stock are issued and outstanding as of the Record Date and (ii) blank check preferred stock of 40,000,000 shares, of which no shares have been issued. Upon the effectiveness of the reverse split, the Company’s issued and outstanding Common Stock will decrease to 10,402,017.

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Upon filing the Amendment to effect a reverse split on the Company’s issued and outstanding Common Stock on a 1 for 100 basis, Article V will be amended by replacing Article V of the Articles, in its entirety, as follows:

ARTICLE V: The total number of shares of capital stock which the Corporation shall have authority to issue shall be: 1,840,000,000. These shares shall be divided into two classes, with one billion, eight hundred million (1,800,000,000) designated as common stock, par value $0.0001 per share, and forty million shares (40,000,000) designated as preferred stock, blank check, par value $0.0001 per share.

Reverse Split. Upon the filing and effectiveness of these Articles of Amendment to the Articles of Incorporation with the Florida Secretary of State, every one hundred (100) outstanding shares of Common Stock shall be combined into and be eligible for exchange into one (1) share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in these Articles of Amendment to the Articles of Incorporation. Except as set forth in these Articles of Amendment to the Articles of Incorporation, the capital of the Corporation will not be changed by reason of any amendment herein certified.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's annual report on Form 10-K for the fiscal year ended June 30, 2011, including the financial statements and financial statement schedule information included therein, as filed with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

EXHIBIT INDEX

Exhibit A Form of Articles of Amendment to the Articles of Incorporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Amendment to the shareholders holding majority of the voting power.

By Order of the Board of Directors,
By: /s/ Richard Shergold
Name: Richard Shergold
Its: President

Alberta, Canada

November 16, 2011

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EXHIBIT A

FORM OF

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

SMART KIDS GROUP, INC.

Pursuant to the provisions of Section 607.1006, Title XXXVI of the Florida Statutes, Smart Kids Group, Inc., a Florida Profit Corporation (the “Corporation”), adopts the following amendment to its Articles of Incorporation:

Name of corporation: Smart Kids Group, Inc.

The articles have been amended as follows:

ARTICLE V: The total number of shares of capital stock which the Corporation shall have authority to issue shall be: 1,840,000,000. These shares shall be divided into two classes, with one billion, eight hundred million (1,800,000,000) designated as common stock, par value $0.0001 per share, and forty million shares (40,000,000) designated as preferred stock, blank check, par value $0.0001 per share.

Reverse Split. Upon the filing and effectiveness of these Articles of Amendment to the Articles of Incorporation with the Florida Secretary of State, every one hundred (100) outstanding shares of Common Stock shall be combined into and be eligible for exchange into one (1) share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in these Articles of Amendment to the Articles of Incorporation. Except as set forth in these Articles of Amendment to the Articles of Incorporation, the capital of the Corporation will not be changed by reason of any amendment herein certified.

The date of each amendment(s) adoption: December 6, 2011.

Adoption of Amendment(s): The amendment(s) were of the articles of incorporation herein certified have been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and a majority of the Corporation’s stockholders.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Richard Shergold, its President, this 16th day of November, 2011.

Officer Signature (required):	SMART KIDS GROUP, INC.
Richard Shergold, President

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